Exhibit 5.1

October 27, 2021

FlexEnergy Green Solutions, Inc. 112 Corporate Drive Portsmouth, NH 03801 Attn: Chief Executive Officer

Re:	FlexEnergy Green Solutions, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to FlexEnergy Green Solutions, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-1 (Registration No. 333-260111) filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2021, as amended or supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the proposed public offering of 3,888,889 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), including 583,333 Shares that may be sold pursuant to the underwriters’ over-allotment option by the selling stockholder named in the Prospectus (the “Selling Stockholder”), and warrants (the “Underwriter Warrants”) to purchase up to 111,805 shares of Common Stock as contemplated pursuant to the Registration Statement (the “Underwriter Warrant Shares”). The Shares and the Underwriter Warrants are to be sold by the Company and the Selling Stockholder pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholder and the underwriter(s) named therein.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. In rendering the opinions set forth below, we have examined originals or copies of: (i) the Registration Statement; (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iii) the Amended and Restated Bylaws of the Company; (iv) the form of Underwriting Agreement; (v) the form of Underwriter Warrant; (vi) resolutions adopted by the board of directors of the Company; and (vii) such other documents, records, and matters of law as we have deemed relevant or necessary for purposes of this opinion letter.

FlexEnergy Green Solutions, Inc.

October 27, 2021

We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness, and authenticity of certificates of public officials. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, with respect to the enforceability of the Underwriter Warrants, the laws of the State of New York. We express no opinion (i) to the extent that the laws of any other jurisdiction are applicable to the subject matter of this opinion letter and (ii) as to compliance with any federal or state securities law, rule, or regulation.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (i) the Shares, when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable, (ii) the Underwriter Warrants have been duly and validly authorized and when issued and sold in accordance with the terms and conditions of the Underwriting Agreement, such Underwriter Warrants will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (iii) the Underwriter Warrant Shares, when issued, sold and paid for in accordance with the terms of the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to you filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully Submitted,

/s/ RUTAN & TUCKER, LLP